Exhibit 99.1

Caribou Biosciences Announces $25 Million Equity Investment from Pfizer

-- Pfizer purchases $25 million of Caribou common shares --

-- Sriram Krishnaswami, PhD, vice president and development head, multiple myeloma, Pfizer Global Product Development has joined Caribou’s Scientific Advisory Board --

BERKELEY, CA, July 6, 2023 – Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today announced that Pfizer Inc. (NYSE: PFE) has made a $25 million equity investment in the company. Pfizer purchased 4,690,431 of Caribou common shares at a price of $5.33 per share, pursuant to the terms of a Securities Purchase Agreement dated June 29, 2023. The purchase by Pfizer closed on June 30, 2023. In conjunction with the investment, Dr. Krishnaswami has joined Caribou’s Scientific Advisory Board (https://www.cariboubio.com/about/#sab).

“We believe Pfizer’s investment in Caribou highlights the potential of our clinical programs and we are excited to establish this partnership with one of the world’s premier biopharmaceutical companies,” said Rachel Haurwitz, PhD, Caribou’s president and chief executive officer. “We are actively advancing our allogeneic CAR-T cell therapy pipeline and look forward to providing updates from all of our programs over the next six months, including 6-month dose escalation data from our ANTLER Phase 1 clinical trial for CB-010, dose escalation updates on our CaMMouflage Phase 1 clinical trial for CB-011, and submission of an investigational new drug application for CB-012.”

“We are encouraged by Caribou’s chRDNA genome-editing technology and the potential of allogeneic cell therapies as a promising off-the-shelf approach to cancer treatment,” said Dr. Krishnaswami. “Pfizer has a long history of supporting early, innovative science in the biotech ecosystem, and we look forward to supporting Caribou as they continue to advance their ANTLER Phase 1 trial for CB-010, as well as their clinical program for CB-011, an allogeneic anti-BCMA cell therapy for multiple myeloma.”

Caribou will use the proceeds of this investment to advance CB-011, an immune cloaked allogeneic CAR-T cell therapy currently being evaluated in the CaMMouflage Phase 1 clinical trial in patients with relapsed or refractory multiple myeloma (r/r MM). Caribou will maintain full ownership and control of its pipeline of allogeneic CAR-T and CAR-NK cell therapies.

The securities sold in this financing were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common shares, nor shall there be any sale of the common shares in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CB-010
CB-010 is the lead product candidate from Caribou’s allogeneic CAR-T cell therapy platform and is being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). In the ongoing ANTLER Phase 1 trial, Caribou is enrolling second-line patients with large B cell lymphoma (LBCL) comprising four different subtypes of aggressive r/r B-NHL (DLBCL NOS, PMBCL, HGBL, and tFL). CB-010 is an allogeneic anti-CD19 CAR-T cell therapy engineered using Cas9 CRISPR hybrid RNA-DNA (chRDNA) technology. CB-010 is the first allogeneic CAR-T cell therapy in the clinic, to Caribou’s knowledge, with a PD-1 knockout, a genome-editing strategy designed to improve antitumor activity by limiting premature CAR-T cell exhaustion. To Caribou’s knowledge, CB-010 is also the first anti-CD19 allogeneic CAR-T cell therapy to be evaluated in the second-line setting and has been granted Regenerative Medicine Advanced Therapy (RMAT), Fast Track, and Orphan Drug designations by the FDA. Additional information on the ANTLER trial (NCT04637763) can be found at clinicaltrials.gov.

About CB-011
CB-011 is the second product candidate from Caribou’s allogeneic CAR-T cell therapy platform and is being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM) in the CaMMouflage Phase 1 trial. CB-011 is an allogeneic anti-BCMA CAR-T cell therapy engineered using Cas12a chRDNA technology. To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to improve antitumor activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E fusion protein to blunt immune-mediated rejection. CB-011 has been granted Fast Track designation by the FDA. Additional information on the CaMMouflage trial (NCT05722418) can be found at clinicaltrials.gov.

About CB-012
CB-012 is the third product candidate from Caribou’s allogeneic CAR-T cell therapy platform and is being evaluated in investigational new drug (IND)-enabling studies. To Caribou’s knowledge, CB-012 is the first allogeneic CAR-T cell therapy with both checkpoint disruption, through a PD-1 knockout, and immune cloaking, through a B2M knockout and B2M–HLA-E fusion protein insertion; both armoring strategies are designed to improve antitumor activity. CB-012 is engineered with five genome edits, enabled by Caribou’s patented next-generation CRISPR technology platform, which uses Cas12a chRDNA genome editing to significantly improve the specificity of genome edits.

About Caribou’s Novel Next-Generation CRISPR Platform
CRISPR genome editing uses easily designed, modular biological tools to make DNA changes in living cells. There are two basic components of Class 2 CRISPR systems: the nuclease protein that cuts DNA and the RNA molecule(s) that guide the nuclease to generate a site-specific, double-stranded break, leading to an edit at the targeted genomic site. CRISPR systems are capable of editing unintended genomic sites, known as off-target editing, which may lead to harmful effects on cellular function and phenotype. In response to this challenge, Caribou has developed CRISPR hybrid RNA-DNA guides (chRDNAs; pronounced “chardonnays”) that direct substantially more precise genome editing compared to all-RNA guides. Caribou is deploying the power of its Cas12a chRDNA technology to carry out high efficiency multiple edits, including multiplex gene insertions, to develop CRISPR-edited therapies.

About Caribou Biosciences, Inc.

Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The company’s genome-editing platform, including its Cas12a chRDNA technology, enables superior precision to develop cell therapies that are armored to potentially improve antitumor activity. Caribou is advancing a pipeline of off-the-shelf cell therapies from its CAR-T and CAR-NK platforms as readily available treatments for patients with hematologic malignancies and solid tumors. Follow us @CaribouBio and visit www.cariboubio.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to Caribou’s strategy, plans, and objectives, and expectations regarding its clinical and preclinical development programs, including its expectations relating to the timing of updates from its ANTLER Phase 1 clinical trial for CB-010 as well as the status and updates from its CaMMouflage Phase 1 clinical trial for CB-011, expectations about product developments in 2023, and expectations regarding the submission of an IND application for CB-012. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of Caribou’s current and future research and development programs, preclinical studies, and clinical trials; and the risk that initial or interim clinical trial data will not ultimately be predictive of the safety and efficacy of Caribou’s product candidates or that clinical outcomes may differ as more patient data becomes available; the risk that preclinical study results observed will not be borne out in human patients; as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc. Contacts:
Investors:
Amy Figueroa, CFA
investor.relations@cariboubio.com

Media:
Peggy Vorwald, PhD
media@cariboubio.com

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